UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 26, 2015
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Travelzoo Inc.
(Exact name of registrant as specified in its charter)
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Delaware	000-50171	36-4415727
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
590 Madison Avenue, 37th Floor New York, New York		10022
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (212) 484-4900
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

Travelzoo Inc. today announced that on August 20, 2015 it acquired the Travelzoo Asia Pacific business (“APAC”), which includes the Travelzoo businesses in Australia, China, Hong Kong, Japan, Taiwan, and Southeast Asia. This business was independently operated by Azzurro Capital Inc. ("Azzurro") under a licensing agreement with Travelzoo Inc. (the “Company”). The Company held an option right to acquire APAC at fair market value as determined by a third party valuation expert. Under the terms of the definitive acquisition agreement, Travelzoo (Europe) Limited, a United Kingdom subsidiary of the Company, exercised the option right to acquire APAC for a fair market transaction value of $22.6 million, subject to a working capital adjustment, using available cash and a promissory note of $5.7 million with a maturity date of three years.

Ralph Bartel, who founded Travelzoo and who is a Director of the Company is the sole beneficiary of the Ralph Bartel 2005 Trust, which is the sole shareholder of Azzurro. Azzurro is the Company’s largest stockholder, holding approximately 50.4% of the Company’s outstanding shares. Azzurro was the largest shareholder of the Travelzoo Asia Pacific business that was acquired by the Company.

The Company’s board of directors established a special committee (the “Special Committee”), consisting of independent and disinterested directors and provided it with the exclusive power and authority to determine whether any potential transaction to acquire APAC was advisable, fair to and in the best interests of the Company's stockholders other than Azzurro Capital Inc., the principal stockholder of Travelzoo Inc. The Special Committee engaged independent legal counsel and an independent financial advisor, Stout Risius Ross, Inc. (“SRR”). The Special Committee obtained the right to select its own independent financial advisor, SRR, to independently determine the fair market value of APAC to be used as the option exercise price and received an opinion from SRR regarding the fairness of the APAC transaction from a financial point of view. SRR determined that $22.6 million represented the fair market value of APAC to be used as the option exercise price based upon the use of established valuation methodologies. The Special Committee, which was composed solely of independent and disinterested directors, unanimously approved the acquisition of APAC at the fair market value option exercise price with the assistance of its independent legal and financial advisor.

Item 9.01. Financial Statements and Exhibits.

See Exhibit Index

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELZOO INC.

Date:	August 26, 2015	By:	/s/ Glen Ceremony
Glen Ceremony Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Securities Purchase Agreement

10.2	Secured Promissory Note

10.3	Deed of Charge

99.1	Press Release, dated August 26, 2015.